Exhibit 10.3

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into on the 31st day of December 2025 (the “Effective Date”), by and between Joshua Ralston, an individual resident of the State of Ohio (“Employee”) and CitroTech Inc., a Wyoming corporation f/k/a General Enterprise Ventures, Inc. (“Employer”). Employee and Employer are hereinafter sometimes collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Employer and Employee entered into that certain Employment Agreement dated March 1, 2025 (the “Employment Agreement”);

WHEREAS, each Party is entering into this Agreement to resolve all outstanding matters between the Parties and to confirm and establish the Parties’ obligations in the future;

NOW, THEREFORE, for and in consideration of the premises, mutual promises, covenants, conditions, obligations, agreements, warranties, representations and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows.

AGREEMENTS

1. Separation. The Parties agree that Employee will separate from any and all employment, jobs, positions, titles, offices, position as an officer in all capacities related to Employer on December 31, 2025 (the “Effective Date”). In conjunction with the separation, Employee shall sign all documents necessary to effectuate the separation. In connection with Employee’s employment relationship with Employer and the separation by Employee, the Parties expressly deny any violation by Employer of any policies, procedures, state or federal laws or regulations, and Employee hereby agrees that no such violations have occurred.

2. Release. In exchange for the Additional Compensation (as defined herein), Employee hereby compromises, settles, releases and discharges Employer and its respective parents, affiliates, predecessors, servants, employees, members, agents, board members, officers, associates, partners, attorneys, legal representatives, insurers, successors and assigns, any present and former agents, servants, employees, officers, members, board members, associates, attorneys, legal representatives, and any parent, subsidiary, affiliated or related business entities, and their insurers and sureties out of any matter, accounts, notes, covenant, contracts, agreements, promises, liabilities, damages, losses, costs and expenses whatsoever, known or unknown, accrued or unaccrued, suspected or unsuspected, in law or in equity, whether having arisen or hereafter to arise against Employer and its respective and its respective parents, affiliates, predecessors, servants, employees, members, agents, board members, officers, associates, partners, attorneys, legal representatives, insurers, successors and assigns, any present and former agents, servants, employees, officers, members, board members, associates, attorneys, legal representatives, and any parent, subsidiary, affiliated or related business entities, and their insurers and sureties or event occurring contemporaneously with or prior to the execution of this Agreement, including but not limited to all claims arising out his employment and/or representation with Employer, including but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, severance pay, bonuses, contractual obligations, unemployment pay or other unemployment benefits, wage claims, sick leave, holiday pay, vacation pay, life insurance, group medical insurance or any other employment benefit of Employer or workers’ compensation or disability claims. Employee expressly agrees and understands that this release provision extends to any and all claims he may have on the basis of any employment contract, the employment and labor law of the State of Texas, or discrimination on the basis of race, age, color, religion, sex, creed, national origin, disability, handicap, marital status, familial status or any other reason, including without limitation those claims that he may have under Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act.

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3. Waiver. Employee hereby agrees it is his intention in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action against Employer; and, in furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon his by the provisions of any state or federal statute and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action that could possibly be brought against Employer. Employee covenants not to sue or pursue in any agency or court of law any claims against Employer.

4. Consideration Period. The Parties hereby acknowledge that Employee does have a “Consideration Period” within which to rescind this agreement pursuant to the Federal Age Discrimination in Employment Act. Employee expressly recognizes that by signing this Agreement, he is releasing any rights or claims that he believes he may have under the Federal Age Discrimination in Employment Act. Further, Employee recognizes that he has 21 days from the date this Agreement is presented to his to consider it (the “Consideration Period”); however, having been advised of the Consideration Period, Employee may elect, and is in fact electing, to execute this Agreement at any time prior to the expiration of the Consideration Period. If Employee signs this Agreement, he may revoke it within seven (7) days of the date hereof (the “Revocation Period”). To be effective, the revocation must be in writing and delivered by email to: andrew.hotsko@citrotech.com, within the Revocation Period.

5. ADEA Compliance. The Parties hereby recognize and agree that the waiver provisions of this Agreement are acknowledged and conclusively deemed to be in compliance with the requirements of the Older Workers Benefit Protection Act, 29 U.S.C. sections 626 (f) (1) (A)-(E) as well as all other state and federal statutes and regulations. Employee agrees that he has knowingly and voluntarily agreed, for the consideration set forth herein to waive, among other things, any and all rights and claims he may have against Employer under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. section 621, et seq. (“ADEA”) and all other state and federal statutes and regulations. Employee specifically acknowledges that the waiver of rights under the ADEA and other statutes and regulations has been written in a manner that he has understood; that the waiver specifically refers to claims arising under the ADEA and other statutes and regulations; that he has not waived any rights or claims under the ADEA and other statutes and regulations that arise after the date this waiver is executed; that the waiver of rights or claims under the ADEA and other statutes and regulations has been in exchange for consideration in addition to anything of value to which he is already entitled.

6. ERISA Unaffected. The Parties further acknowledge that this Agreement does not affect Employee’s rights that he may have to proceeds under any retirement or other plan covered by Employee Retirement Income Security Act of 1974.

7. Compensation and Benefits; Lock Up. Employee will receive (a) all salary and benefits due to Employee through the Effective Date, and (b) $16,500, which constitutes one month of compensation at Employee’s current salary (the “Additional Compensation”). The Additional Compensation shall be transferred by wire transfer to an account specified by Employee, within three (3) days following the termination of the Revocation Period. In addition, for a period of 90 days following the Effective Date, Employee agrees not to trade any shares of Employer owned, whether directly, indirectly or beneficially, by Employee (the “Lock-Up Period”). Following the expiration of the Lock-Up Period, Employer agrees, as needed, to assist Employee in removing restrictive legends associated with shares of Employer owned, whether directly, indirectly or beneficially, by Employee.

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8. Confidentiality. The Parties agree to keep the terms of this Agreement confidential and not to disclose or discuss such terms with any third party, including without limitation and in particular, other employees of Employer, vendors, suppliers, investors, contractors, business partners, clients and other third parties who do business with Employer and the media; provided, however, the Parties may discuss the terms of this Agreement with that Party’s spouse, accountant, tax preparer or attorney (collectively referred to herein as the “Professionals”) or in response to a valid subpoena or an order from a court of competent jurisdiction. Notwithstanding the foregoing, the Parties may state that, “The employment relationship has been terminated on terms agreeable to the Parties.” In addition, the Parties retain the right to file this Agreement in court, to the extent necessary to secure enforcement of the Agreement.

9. Non-Disclosure. Employee represents that he has held all of Employer’s Confidential Information (as defined herein) confidential and in trust and will continue to do so. Employee further agrees that he shall not at any time divulge, communicate, use to the detriment of Employer, or for the benefit of Employee or any other business, company, person, partnership, governmental agency, corporation, or other entity, or otherwise misuse or disclose, any of Employer’s Confidential Information. For purposes of this Agreement, “Confidential Information” means all information of Employer including without limitation proprietary information, financial information, operations, products, services, pricing, customer lists, customer contact information, marketing plans, business policies and practices, or other technical, financial or strategic information.

10. Non-Solicitation.

(a) Customer Non-Solicitation. During the Restricted Period, Employee shall not directly or indirectly, in any capacity, induce or attempt to induce, any customer and/or investor (regardless of whether Employee initiates contact for such purpose) to: (i) cease doing business with Employer or any affiliate; (ii) do business with a Competing Business; or (iii) reduce, restrict or terminate its relationship with the Employer or any affiliate.

(b) Employee/Contractor non-Solicitation and No-Hire. During the Restricted Period, Employee shall not directly or indirectly, in any capacity, induce, attempt to induce, or solicit any employee or independent contractor of Employer or an affiliate (regardless of whether Employee initiates contact for such purposes) to: (i) work or provide services to a person other than Employer or an affiliate; or (ii) employ and/or establish an independent contractor relationship with any person who is or was an employee or independent contractor of Employer or an affiliate at any time during the Reference Period.

Definitions for Section 10.

“Competing Business” means persons and entities in the business of fire suppression or fire retardation, including businesses that supply, sell, rent and/or market, as applicable, products and/or services that are the same or substantially similar to the products and/or services of Employer or any affiliate, that are supplied, manufactured, produced, designed, sold and/or marketed during the Reference Period.

“Reference Period” means the twelve (12) month period prior to and subsequent to the Effective Date.

“Restricted Period” means the twelve (12) month period following the Effective Date.

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11. Employer Property.

(a) Beginning on the date first set forth above, Employee agrees not to: (i) make any physical copies of, or copy to any flash drive, external hard drive, personal cloud drive or “app”, any confidential information or any financial, operational or other data file of Employer; (ii) alter, change or corrupt any information or any financial, operational or other data file of Employer; or (iii) transmit by email, link, electronic means, to an “app” or third party email address, any confidential information or any financial, operational or other data file of Employer.

(b) On the Effective Date, Employee agrees to return all property of Employer’s, including without limitation: files, documents, customer and vendor contact information and telephone lists, keys, computer equipment, mobile telephone, passwords, materials, equipment and tools. To the extent that Employee has or has access to any of Employer’s Confidential Information, Employee agrees to return it on or before the Effective Date. By accepting the Additional Compensation, Employee represents and warrants that he has complied with this Section 11, and this Agreement, and will continue to do so.

(c) No rights or licenses to any of Employer’s trade secrets, proprietary information, trademarks, copyrights, patents or other intellectual property (collectively, the “Intellectual Property”) are implied or granted to Employee, and Employee acknowledges and agrees that he has no right, title or interest in or to any of the Intellectual Property.

12.No Admission. Each Party further acknowledges and agrees that neither the fact of the execution of this Agreement or the Additional Compensation shall be construed, in any way, as an admission of liability by Employer. Each Party further understands and agrees that no fact pertaining to the making or consummation of this Agreement, nor the Agreement itself, shall be admissible in any proceeding or cause of action (except in an action to enforce this Agreement) as an admission of any liability or responsibility by Employer.

13.Merger Clause. This Agreement constitutes the entire agreement between the Parties, contains all of the final covenants, terms and conditions agreed upon by the Parties with reference to the subject matter hereof, and this Agreement terminates, supersedes, and replaces any and all prior arrangements, understandings, representations, promises, inducements, or other communications, whether written or oral, between the Parties. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the Parties hereto. Each Party acknowledges and represents that no oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. This Agreement can only be amended in writing signed by all of the Parties hereto.

14. Right to Review. The Parties acknowledge that each has discussed this Agreement with his or its own attorney or had the opportunity to discuss this Agreement with an attorney and chose not to do so. The Parties further state and represent that they have each fully reviewed all of the terms of this Agreement and that each Party, by signing below, warrants and affirms that he or it fully understands its terms. The Parties further acknowledge and represent that it is their respective desire, voluntarily and without coercion or influence from any other person or entity, to enter into this Agreement, and the Parties accordingly each do so in any and all capacities as his or its own respective free act and deed.

15. Effect of Invalidity. If any provision of this Agreement or its application to any person or circumstance is held invalid, the invalidity will not affect other provisions or applications of this Agreement that can be given effect without the invalid provision or application.

16. Binding Agreement. Each Party agrees that this Agreement constitutes a valid, binding, and enforceable obligation of each Party and that its terms are lawful and fair. Each Party further agrees that the statements, representations, agreements and covenants contained herein are contractual in nature and not mere recitations of fact, and that the agreements and covenants set forth herein shall be binding upon and shall inure to the benefit of the Parties, and their respective heirs, successors, assigns and personal representatives, as the case may be.

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17. Authority to Sign. Each Party represents and warrants that each has the mental capacity, authority, partnership, or corporate power to enter into and sign this Agreement and they agree to the transactions contemplated herein.

18. Enforcement. This Agreement, any disputes which may arise in connection with the interpretation or enforcement of the Agreement, and the rights and obligations of the Parties generally shall be governed by the laws of the State of Ohio and without regard or reference to its choice or conflict of law rules. All actions to enforce this Agreement shall be brought exclusively in state and federal courts located in Houston, Harris County, Texas, and the Parties consent to the exclusive jurisdiction of the state or federal courts located in Houston, Harris County, Texas for such purpose. If any party to this Agreement brings suit to enforce any right or obligation under this Agreement, the prevailing Party shall be entitled to recover its expenses, including reasonable attorneys’ fees, incurred in connection with that action.

19. Assignment. Neither this Agreement nor any rights under it is assignable or transferable to any other person or entity without the written consent of all Parties hereto.

20. Rules of Contract Construction. Each Party represents that this Agreement is the product of negotiations among the Parties. All Parties acting through themselves or their attorneys have participated in the drafting of this Agreement. Therefore, no Party to this Agreement shall be charged with having promulgated this Agreement or have this document construed for or against a Party under the rules of contract construction. Headings are used herein only to assist the reader, and to the extent there are any conflicts between the Headings and the substance of this Agreement, the substance of this Agreement shall govern.

21. Counterparts. The Parties further agree that this Agreement may be executed in multiple counterparts, including by electronic transmission and by email in portable document format, each of which shall constitute an original and all of which shall constitute one and the same document.

22. Non-Disparagement. In exchange for the Additional Compensation, Employee shall refrain from making any false or disparaging statements, either written or oral, about Employer, its officers, employees, stockholders, directors, affiliates and the respective entities and property of Employer. Employee further agrees not to make any complaints or reports to any governmental agencies, departments or offices that are false about Employer, its facilities and/or its agents and employees. Employee acknowledges and agrees that any such false or disparaging remarks or communications, of whatever nature to whomsoever communicated, may have a detrimental and deleterious effect on Employer. Employee further agrees that there are no issues, reasons, causes, situations, sets of facts or circumstances concerning the relationship between Employee and Employer or otherwise, in existence that would justify the dissemination and/or publication of disparaging remarks. Employee agrees that if Employee should violate this contractual undertaking, it will be difficult, if not impossible for Employer to be adequately compensated by money and, therefore, upon sufficient proof of a breach, equitable remedies including injunctive relief shall be appropriate.

23. Notices. Any notice required or permitted to be given in connection with this Agreement shall be in writing and shall be sufficiently given if delivered in person, by overnight courier or email to the addresses set forth on the signature page below. Any notice delivered or transmitted to a Party as provided herein shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then notice shall be deemed to have been given and received on the next business day. Any Party may, from time to time, change its address by giving notice to the other Party in accordance with the provisions of this Section 24.

24. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either Party unless such modification, amendment or waiver is approved in writing by each Party hereto. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date set forth above to be effective as of the Effective Date.

EMPLOYEE:

/s/ Joshua Ralston_

Joshua Ralston

Address: [***]

Email: [***]

EMPLOYER:

CITROTECH INC.

By: /s/ Wesley J. Bolsen

Name: Wesley J. Bolsen

Title: Chief Executive Officer

Address for Notice:

6400 S. Fiddler Green Cir,

Suite 300 Greenwood Village, CO 80111

Email: wes.bolsen@citrotech.com

[SIGNATURE PAGE TO CITR / RALSTON SEPARATION AGREEMENT]

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